EXHIBIT 10.71

SIXTH AMENDMENT

OF

TAYLOR CAPITAL GROUP, INC.

PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

(Effective as of October 1, 1998)

WHEREAS, Taylor Capital Group, Inc. (the “Company”) maintains the Taylor Capital Group, Inc. Profit Sharing and Employee Stock Ownership Plan (Effective as of October 1, 1998) (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 17.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 18 of the plan (the “Committee”) by subsection 17.1 of the Plan, the Plan is hereby amended as follows:

1. By adding the following at the end of subsection 6.2 of the Plan, effective June 30, 2003:

“For purposes of the Plan, the term ‘ESOP portion’ shall be participants’ ESOP stock accounts and ESOP cash accounts.”

2. By substituting the following for the subsection 6.3 of the Plan, effective June 30, 2003:

“6.3 Accounting Dates; Accounting Period

“All accounts shall be adjusted as of each March 31, June 30, September 30, and December 31 (each such date referred to as a ‘regular accounting date’). A ‘special accounting date’ is any date designated as such by the Committee and a special accounting date occurring under subsection 17.3. The term ‘accounting date’ includes a regular accounting date and a special accounting date. Any references to an ‘accounting period’ shall mean the period since the next preceding accounting date.”

IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 19th day of March, 2003.

/s/ MELVIN E. PEARL
On behalf of the Committee as Aforesaid